CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the quarterly report of International Development and Environmental Holdings (the “Company”) on Form 10-Q for the period ended November 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the dates indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Philip Huseyinof
Name:	Philip Huseyinof
Title:	President, Chief Executive Officer

February 3, 2009

A signed original of this written statement required by Section 906 has been provided to International Development and Environmental Holdings and will be retained by International Development and Environmental Holdings and furnished to the Securities and Exchange Commission or its staff upon request.